Exhibit (g)(1)(a)

1801 California St., Suite 5200 Denver, Colorado 80202 (720) 493-4256

April 17, 2018

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention: Wendy	Silverman

 William R. Sacco

Re:	Master Custodian and Fund Accounting Agreement

Ladies and Gentlemen:

Reference is made to a Master Custodian and Fund Accounting Agreement dated January 1, 2011, as amended (the “Custodian Agreement”) by and among each registered investment management company party thereto (referred to therein as a “Fund”) and State Street Bank and Trust Company (“State Street”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Custodian Agreement, the undersigned hereby requests that State Street act as Custodian for each separate series of each Fund as listed on Appendix A-1 attached hereto (“Portfolios”) under the terms of the Custodian Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

Transamerica Funds
Transamerica Series Trust
Transamerica Asset Allocation Variable Funds
Transamerica Small Company Growth Liquidating Trust
Transamerica Global Allocation Liquidating Trust
Transamerica Arbitrage Strategy Liquidating Trust

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Vice President and Chief Investment Officer, Advisory Services

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Effective Date: May 1, 2018

APPENDIX A - 1

As of May 1, 2018

TRANSAMERICA FUNDS

FUND NAME
Clear Track 2015
Clear Track 2020
Clear Track 2025
Clear Track 2030
Clear Track 2035
Clear Track 2040
Clear Track 2045
Clear Track 2050
Clear Track 2055
Clear Track 2060
Clear Track Retirement Income
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Intermediate Horizon
Transamerica Asset Allocation – Long Horizon
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Asset Allocation – Short Horizon
Transamerica Balanced II
Transamerica Bond
Transamerica Capital Growth
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Dividend Focused
Transamerica Dynamic Allocation
Transamerica Dynamic Income
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Event Driven
Transamerica Flexible Income
Transamerica Floating Rate
Transamerica Global Equity
Transamerica Global Multifactor Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Government Money Market
Transamerica High Quality Bond
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Inflation Opportunities
Transamerica Inflation-Protected Securities
Transamerica Intermediate Bond
Transamerica Intermediate Muni
Transamerica International Equity
Transamerica International Growth
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica Large Cap Value
Transamerica Large Core
Transamerica Large Growth
Transamerica Large Value Opportunities
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Growth

Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Multi-Cap Growth
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Short-Term Bond
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Stock Index
Transamerica Strategic High Income
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth

TRANSAMERICA SERIES TRUST

Fund Name

Transamerica 60/40 Allocation VP
Transamerica AB Dynamic Allocation VP
Transamerica Aegon Government Money Market VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Equity Smart Beta 100 VP
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP
Transamerica BlackRock Global Allocation Managed Risk – Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Smart Beta 50 VP
Transamerica BlackRock Smart Beta 75 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Greystone International Growth VP
Transamerica International Equity Index VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Levin Large Cap Value VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation - Conservative VP
Transamerica QS Investors Active Asset Allocation - Moderate Growth VP
Transamerica QS Investors Active Asset Allocation - Moderate VP
Transamerica Small/Mid Cap Value VP
Transamerica T.Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP
Transamerica TS&W International Equity VP
Transamerica U.S. Equity Index VP
Transamerica WMC US Growth VP
Transamerica WMC US Growth II VP

TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS

Fund Name

Transamerica Asset Allocation – Intermediate Horizon Subaccount
Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount
Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust

Transamerica Arbitrage Strategy Liquidating Trust